Exhibit 99.1

CloudCommerce Announces $10 Million Registered Direct Offering

SAN ANTONIO, Feb. 19, 2021 (GLOBE NEWSWIRE) -- CloudCommerce, Inc. (CLWD), a leading provider of digital advertising solutions, today announced that it has entered into a securities purchase agreement with an institutional investor for the purchase of 142,857,143 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase 142,857,143 shares of common stock in a registered direct offering. The purchase price for one share of common stock (or common stock equivalent) and one warrant to purchase one share of common stock is $0.07. The warrants have an exercise price of $0.07 per share, will be immediately exercisable and will expire five years from the issue date. The offering is expected to close on or about February 23, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $10 million. The Company intends to use the net proceeds from the offering to accelerate the development of SWARM, its AI-enabled platform designed to eliminate waste in digital advertising, as well as for working capital and general corporate purposes.

The securities described above are being offered pursuant to a "shelf" registration statement (File No. 333-252358) filed with the Securities and Exchange Commission (SEC) on January 22, 2021 and declared effective on February 16, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the securities will be filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (646) 975-6996 or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About CloudCommerce

CloudCommerce is a leading provider of digital advertising solutions. Our flagship solution, SWARM, analyzes a robust mix of audience data to help businesses find who to talk to, what to say to them, and how to market to them. We do this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for highly targeted digital marketing campaigns. For more information about the Company, please visit www.CloudCommerce.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements are included in our filings with the Securities and Exchange Commission, including the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

CloudCommerce, Inc.

Tel: (800) 673-0927

communications@cloudcommerce.com